Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rudolph Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-132283) on Form S-8 and registration statement (No. 333-54860) on Form S-3 of Rudolph Technologies, Inc. of our reports dated March 3, 2008, with respect to the consolidated balance sheets of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in this December 31, 2007 annual report on Form 10-K of Rudolph Technologies, Inc.

Our report with respect to the consolidated balance sheets of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated financial statement schedule dated March 3, 2008 refers to Rudolph Technologies, Inc.’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, effective January 1, 2007, and Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective January 1, 2006.

Our report dated March 3, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Rudolph Technologies, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state a) Rudolph Technologies, Inc. did not have adequate oversight and review controls regarding the preparation and review of the accounting for income taxes as of December 31, 2007, and b) management of Rudolph Technologies, Inc. excluded the probe card test and analysis business (PCTA) acquired in December 2007 from its assessment of the effectiveness of Rudolph Technologies, Inc.’s internal control over financial reporting as of December 31, 2007, and our audit of internal control over financial reporting of Rudolph Technologies, Inc. as of December 31, 2007 also excluded an evaluation of the internal control over financial reporting of PCTA.

/s/    KPMG LLP

Short Hills, New Jersey

March 3, 2008